Exhibit (c)(5)

THE WFA GROUP

October 4, 2004

Chaffe & Associates, Inc.
201 St. Charles Avenue, Suite 1410 New Orleans, Louisiana 70170

Attn: Ms. Gay LeBreton,

WFA / Collateral Review Services, Inc. APPRAISAL

As requested, an appraisal of certain assets of UNIFAB INTERNATIONAL has been conducted by WFA/COLLATERAL REVIEW SERVICES, INC. This appraisal sets forth our findings and conclusions which are based upon an investigation of conditions affecting value and are subject to the Appraisal Overview; Purpose, Function and Scope; Conditions and Definitions contained in the following report.

The values stated in this report are reflective of the appraiser's opinion as of the date of inspection (or date of this report if no inspection) and the appraiser makes no assumptions or predictions as to effect of future events on these values.

This information is confidential and should be disclosed only to persons with a need to know as determined by the original purchaser.

WFA is under no obligation to provide additional information and/or clarification of report contents to anyone other than the addressee.

Thank you for the opportunity to be of service to you. Please contact us for any explanation or further review.

Respectfully Submitted,

/s/ Grady A Joiner, ASA

Grady A. Joiner, ASA
Executive Vice President

/jaj

Enclosure

[seal of ASA omitted]

Houston Corporate: 7000 Hollister, Suite 340, Houston, Texas 77040-5337
(713) 895-9238 (800) 397-9006 Fax (713) 895-9460
www.wfagroup.com

                                LIMITED APPRAISAL

                                  NO INSPECTION

                      (SEE PURPOSE AND SCOPE OF APPRAISAL)

                                 OCTOBER 4, 2004

                              UNIFAB INTERNATIONAL

                               METAIRIE, LOUISIANA

                              MACHINERY & EQUIPMENT

                                  CONFIDENTIAL

                            ORDERLY LIQUIDATION VALUE
                          FORCED SALE LIQUIDATION VALUE

                      INSPECTION EFFECTIVE: - NO INSPECTION

                                 APPLICATION BY

                              Grady A. Joiner, ASA

WFA/Collateral Review Services, Inc.

                                      INDEX

RECAPITULATION - Orderly Liquidation Value..................................................         1
RECAPITULATION - Forced Sale Liquidation Value..............................................         2
EXHIBITS & FIXED ASSET LISTINGS ............................................................    ME 1-2
CERTIFICATE OF APPRAISER ...................................................................         3
APPRAISAL OVERVIEW .........................................................................         4
PURPOSE AND SCOPE OF APPRAISAL .............................................................         5
CONDITIONS OF APPRAISAL ....................................................................         6
TERMS & DEFINITIONS ........................................................................      7-10
CONDITION CODES ............................................................................        11
QUALIFICATIONS .............................................................................     12-13
        Grady A. Joiner, ASA

                                 RECAPITULATION

                              UNIFAB INTERNATIONAL

                               METAIRIE, LOUISIANA

                                 OCTOBER 4, 2004

                            ORDERLY LIQUIDATION VALUE

                                TOTAL FOR REPORT

                                *** $5,410,000***

                (FIVE MILLION, FOUR HUNDRED TEN THOUSAND DOLLARS)

                                 RECAPITULATION

                              UNIFAB INTERNATIONAL

                               METAIRIE, LOUISIANA

                                 OCTOBER 4, 2004

                          FORCED SALE LIQUIDATION VALUE

                                TOTAL FOR REPORT

                                *** $4,315,000***

             (FOUR MILLION, THREE HUNDRED FIFTEEN THOUSAND DOLLARS)

                        EXHIBITS AND FIXED ASSET LISTINGS

      QTY ITEM                DESCRIPTION                 COND.                   OLV            FSLV
      --------                -----------                 -----                   ---            ----
1 CRANE                 1976, Manitowoc                   UKN                  $  700,000     $  645,000
                        Mod. 4100W Vicon
                        crawler crane, 100'
                        boom, 40' jib,
                        Martin Decker TOTCO,
                        high gantry, etc,
                        S# 413053, complete
                        rebuild 1998

1 CRANE                 1998, Manitowoc                   UKN                  $1,100,000     $  960,000
                        Mod. 2250, crawler
                        crane, 180'boom,
                        40' jib, S# 2251023

1 CRANE                 1971, Manitowoc                   UKN                  $  270,000     $  210,000
                        4100 Vicon,
                        150'boom, 30' jib,
                        crawler crane, S#
                        41054

1 CRANE                 1983, Manitowoc                   UKN                  $  275,000     $  210,000
                        3900 Vicon,
                        140'boom, 30' jib,
                        crawler crane, S#
                        391285

1 PLATE ROLL            Bertsch Mod. 34; S#               UKN                  $  300,000     $  205,000
                        Unk, 4" max

1 PIPE WELDING SYSTEM   To include the                    UKN                  $  270,000     $  175,000
                        following: Shop
                        made 75'x 35'
                        grated platform
                        w/(12) Ransome
                        power rollers, (3)
                        sets Ransome
                        pipe kickers, (1)
                        Ransome Rerounder,
                        (16) 24" rollers,
                        (1) 9' x 35'
                        manipulator on rails,
                        (3) Lincoln AC-1200,

                        (3) Lincoln DC-1000,
                        (4) Lincoln NA-3N
                        wire feeds, (4)
                        Invincible Flux
                        Recovery Systems, (4)
                        5 ton CM electric
                        hoist

1 CRANE                 1976, Manitowac                   UKN                  $  720,000            $  550,000
                        4100W Vicon crawler
                        crane, 140'boom,
                        30' jib, high
                        gantry, S# 413052,
                        complete refurbish
                        1998

1 CRANE                 1982, Manitowac                   UKN                  $  320,000            $  275,000
                        4000W Vicon crawler
                        crane, 160'boom, S#
                        40733

1 CRANE                 1970, Manitowac                   UKN                  $  600,000            $  450,000
                        4000W Vicon crawler
                        crane, 160'boom,
                        30' jib, S# 40345,
                        complete refurbish
                        1999

1 CRANE                 1969, Manitowac                   UKN                  $  195,000            $  110,000
                        4000W, crawler
                        crane, 160(1) boom,
                        S# 40257

30 TURNING ROLL SETS                                      UKN                  $  360,000            $  320,000
                        Panjiris & Aronson
                        power turning rolls
                        and idlers,
                        average size 50 ton

1 PLATE ROLL            Bertsch Mod. 34, S#               UKN                  $  300,000            $  205,000
                                                                               ----------            ----------
                        M8742
                                                         TOTAL                 $5,410,000            $4,315,000
                                                                               ==========            ==========

Note: There has been NO inspection of the items, as requested. The information has been provided to the appraiser and is assumed correct. Any assumptions made by the appraiser are in italics and are based on general or typical situations. Conditions are assumed "Good" unless specified.

                            CERTIFICATE OF APPRAISER

                                 I certify that:

         1) to the best of my knowledge the statements of fact contained in this report are true and correct.

         2) the reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

         3) I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with respect to the parties involved.

         4) My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

         5) My analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers.

         6) Where applicable to the Purpose and Scope of this appraisal, one or more of the undersigned has/have personally made an inspection of the property that is the subject of this report. (See Purpose and Scope)

         7) No one provided significant professional assistance to the person signing this report.

                      WFA/COLLATERAL REVIEW SERVICES, INC.

                            /s/ Grady A. Joiner, ASA

                              Grady A. Joiner, ASA
                            Executive/Vice President

                               APPRAISAL OVERVIEW

    The appraisal assignment as evidenced by this report was conducted at the request of the client reflecting the client's choice of purpose and scope, and does not seriously contradict the appraiser's advice unless so stated.

   There are three basic types of appraisals relative to property inspection:

             Full Inspection, Limited Inspection and No Inspection.
 If the specified scope is other than Full Inspection, the client and any reader of this report should understand the limitations and assumptions inherent in the specified scope and that "Limited" or "No" inspection can equate to limited information and added assumptions as to existence, usage and conditions.

    Certain information provided to the appraiser by the client or any agent of the client is assumed to be provided in good faith and be free of any known errors.

   The listed property, in general, is being utilized for its intended purpose
    Which the appraiser assumes to be (within reason) the "highest and best" use as designed, unless specified below. Any property not inspected is valued based.

                    PURPOSE, FUNCTION AND SCOPE OF APPRAISAL

      The purpose and function of this appraisal is to provide an estimate of value of subject property as described by the "Exhibits and
        Fixed Asset Listing" enclosed. This appraisal is stated in terms of:

                            ORDERLY LIQUIDATION VALUE
                          FORCED SALE LIQUIDATION VALUE
                                     REMOVED
                             (FOR LENDING SECURITY)

               and is based on one or more approaches to value as indicated below and described in the "Definitions"
                             section of this report.

                              MARKET/SALES APPROACH
                                  COST APPROACH
         (INCOME APPROACH WAS CONSIDERED AND DETERMINED NOT APPLICABLE)

        Thescope of this appraisal assignment has been determined by the clients requirements and is subject to limiting conditions and definitions set fourth in this report.
                       This appraisal is classified as a:

                        LIMITED APPRAISAL - NO INSPECTION

             WHERE APPLICABLE, PROPERTY INSPECTION WAS CONDUCTED BY
                THE APPRAISER OR DESIGNATED REPRESENTATIVE UNDER
                          ADVISEMENT OF THE APPRAISER.

                                   ASSUMPTIONS
                            (UNLESS STATED OTHERWISE)

1.       ALL ASSETS LISTED DO EXIST AND ARE OWNED BY SUBJECT FIRM.

2. THERE HAVE BEEN NO MODIFICATIONS TO THESE ASSETS THAT WOULD HAVE SIGNIFICANT IMPACT ON VALUE.

3.       ASSET CONDITIONS STATED AS UKN ARE ASSUMED TO BE GOOD.

                             CONDITIONS OF APPRAISAL

TYPE INSPECTION - The type of inspection performed is determined by the purpose and scope as established between the client and appraiser. The standard method is to inspect all property if reasonable. Options may also include limited inspection or no inspection.
(See Definitions - Purpose and Scope of Appraisal)

VALUE CONCEPT - The value concept used for this appraisal was chosen by the client and may or may not be the most favorable concept for this particular application.
(See Definitions - Value Concept and Purpose and Scope)

APPROACH TO VALUE - Several approaches to value should be employed by the appraiser. Under certain conditions one or more approaches may be omitted if determined to have no practical application to the subject property.
(See Definitions Approaches to Value and Purpose and Scope)

APPRAISAL FEE - The appraiser signing this report is compensated based on a fee determined to be reasonable for the work performed and is not contingent on the value outcome. Further, the appraiser has no other financial interest in the property being appraised.

CONDITION OF PROPERTY - The condition of the subject property/assets has been assumed to be adequate relative to original design considering age and normal use unless otherwise noted. This typically applies to Limited Appraisals where individual asset conditions are not considered.
(See Definitions-Conditions)

OWNERSHIP - All property/assets listed in this report are assumed to be free and clear of any liens or encumbrances and ownership thru valid purchase, title, or other means has not been determined and can not be assumed to have been determined by inclusion in this report.

APPRAISER RIGHTS - The appraiser has the right to recall all copies of this report to correct any omission or error. Any omission or error is unintentional and should be brought to the appraiser's attention for correction. Further, under no circumstances shall the appraiser's liability exceed the actual fee charged for the appraisal. The conclusions of value stated in this report are the opinion of the appraiser based on certain facts and information. Therefore the appraiser warrants only that the value conclusion is an estimate based on his/her interpretation of this information and limiting conditions as set forth in this report.

                              TERMS AND DEFINITIONS

FAIR MARKET VALUE (FMV) - "The value expressed in cash or cash equivalent which a willing buyer would be justified in paying and a willing seller would be warranted in accepting if each is:

1) well informed or well advised; 2) motivated by reactions of typical users; 3) free from undue stimulus; 4) financially capable of ownership and/or use; 5) allowed a reasonable length of time in which to test the market."

For all assets appraised, it also represents the amount a reputable and qualified appraiser, unaffected by personal interest, bias or prejudice, would recommend to a prospective purchaser as a proper price or cost in light of prevailing conditions.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.

ORDERLY LIQUIDATION VALUE (OLV) - "The estimated amount in cash or cash equivalent which could be realized over a period of 90 to 120 days at a sale conducted in an orderly and controlled manner by an objective party using limited marketing efforts as dictated by the time requirements and held under economic conditions equivalent to those in place as of the date of this report.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.


FORCED SALE LIQUIDATION VALUE (FSLV) - "The estimated amount in cash or cash equivalent which could be realized at a controlled,. professionally marketed and conducted public auction or sale using immediate and contiguous disposition held under economic conditions equivalent to those in place as of the date of this report.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.

No consideration is given to the effect of the sale/removal of items on the value of other items in the sale since the order of sale is not under control of the appraiser and buyer motivation may change based on the order of sale.

FAIR MARKET VALUE - IN PLACE (FMV-IP)- "The value expressed in cash or cash equivalent which a willing buyer would be justified in paying and a willing seller would be warranted in accepting if each is: 1) well informed or well advised; 2) motivated by reactions of typical users; 3) free from undue stimulus; 4) financially capable of ownership and/or use; 5) allowed a reasonable length of time in which to test the market."

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.


ORDERLY LIQUIDATION VALUE - IN PLACE (OLV-IP)- "The estimated amount in cash or cash equivalent which could be realized over a period of 90 to 120 days at a sale conducted in an orderly and controlled manner by an objective party using limited marketing efforts as dictated by the time requirements and held under economic conditions equivalent to those in place as of the date of this report.

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.

FORCED SALE LIQUIDATION VALUE - IN PLACE (FSLV-IP) - "The estimated amount in cash or cash equivalent which could be realized at a controlled, professionally marketed and conducted public auction or sale using immediate and contiguous disposition held under economic conditions equivalent to those in place as of the date of this report.

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.

REPLACEMENT COST (RPLCI - An amount expressed in cash or cash equivalent which one would pay to obtain, transport and install the same item or closest matching in performance, to the item being appraised. This value may be greater than original cost depending on inflation, availability, location, etc.

REPRODUCTION COST (RRDC) - An amount expressed in cash or cash equivalent which one would expect to pay to transport and install a newly constructed replica (including all design and engineering costs) of the subject asset.

COST APPROACH - An estimate of value based on replacement cost less depreciation. Depreciation may be physical deterioration due to age and use; decreased functionality due to technology, changes in product standards, etc.; or economic factors such as management decisions, depressed market conditions for the product(s) produced by the item or government regulations. This approach is best used as a support for other approaches.

MARKET/SALES COMPARISON APPROACH - Value based on comparison with similar items sold or listed for sale in the common market for this type of item. Comparison is made on "like levels" such as unconditional sale to fair market or auction sale to forced liquidation value, etc. Other factors may or may not be applied, such as comparable age, condition, location, etc. Comparisons are made on a "closest like kind" basis where exact comparisons are not available.

INCOME APPROACH - This approach to value is NOT often used for individual items of machinery and equipment but can provide a guide and is useful in conjunction with other approaches. The income approach supports an estimate of value based on analysis of future earnings and remaining life of subject property.

FULL INSPECTION - A full inspection indicates all items listed have been inspected. While most items are considered to be inspected individually, some "Lots" may be inspected as such and not by individual piece due to their size, quantity and relative weight to the overall appraisal.

LIMITED INSPECTION - Specific items are selected for inspection and considered representative of all items in terms of condition, care and accuracy to records provided. This is most common with rental assets that may be difficult to inspect due to location. Items not inspected are reflected as "UKN" condition.

NO INSPECTION - In some cases an appraisal of property may be conducted based on information provided to the appraiser by the client without physical inspection. Assumptions are often made by the appraiser in conducting such an appraisal.

ENVIRONMENTAL IMPACT - The appraiser makes no environmental impact studies relative to subject property and does not imply any compliance or lack of compliance to environmental laws by the values assigned in this report. While a value may reflect the effects of compliance, the appraiser is not responsible to monitor, report or in any way control compliance to environmental issues.

                                 VALUE ANALYSIS

The values stated in this report are based on the stated approaches to value and reference material as listed below. Every item listed may not have applicable information within all the stated approaches and therefore may be limited to only one approach. The listed references were used as an aid in determining the value characteristics and contribute to the conclusion of value(s).

1. WFA records and files relating to value. These may be prior projects/research reflecting values, costs, trends, formulas, etc.

                                 CONDITION CODES

These condition codes apply to Full and Limited Inspections only and are used to describe the apparent condition of an item or items at the time of inspection. WFA/COLLATERAL REVIEW SERVICES, INC. cannot assume responsibility for any latent defects not discernible upon inspection. Equipment not functional in the ordinary course of business will be so stated in this report.

         VG Verv good, excellent condition with no requirement for repairs and usually considered above average; would be longer than average before any required maintenance.

         G Good condition, usually considered average to that which would be expected for an item of like age and utility; would require standard continued maintenance.

         F Fair condition, generally considered below average but operable; could use repairs or improvement; questionable continued or extended use.

         P Poor condition, may or may not work and in all likelihood requires maintenance for even the most limited use; needs immediate attention.

         S Salvage condition, considered as such where function is completely diminished and the property is considered usable for parts only.

         X The property has no function and is not adequate for salvage. Value relates to material content only.

        UKN Unknown at the time of application. This is used where a determination could not be made for various reasons. This could mean the item was not totally accessible or conditions made proper inspection difficult.

                                 QUALIFICATIONS

                              GRADY A. JOINER, ASA

                                  THE WFA GROUP
                      WFA/COLLATERAL REVIEW SERVICES, INC.

                        EXPERIENCE & BUSINESS BACKGROUND

                            Executive Vice President
                                  The WFA Group
                      WFA/Collateral Review Services, Inc.
                               Appraisal Services
                                 1984 - Current

                         Receivables / Inventory Reviews
                             Appraisals / Valuations

                           Manager of Data Processing
                             Texas Instruments, Inc.
                                Exploration Group
                   Southeastern U.S. / Latin American Division
                                   1978 - 1985

                                   MEMBERSHIPS

                         American Society of Appraisers

                            NACM of South Texas, Inc.

                            Texas Bankers Association

                                    EDUCATION

                             Finance and Accounting
                          Executive Development Program
                Jesse H. Jones Graduate School of Administration
                                 Rice University

                       APPRAISAL AND RESEARCH ASSIGNMENTS

                     Aircraft and Aircraft Support Equipment
                        Commercial Audio/Video Equipment
                                   Electronics
                              Fabrication Equipment
                              Farming / Greenhouse
                     Food Processing / Restaurant Equipment
                          Heavy Construction Equipment
                              Industrial Equipment
                        Laundry & Dry-Cleaning Equipment
                                  Machine Tools
                           Medical / Dental Equipment
                          Mining and Railroad Equipment
                         Office Equipment / Furnishings
                               Packaging Equipment
                               Printing Equipment
                              Special Use Equipment
                              Trucking / Automotive
                           Various Product Inventories

         REFERENCES AND /OR SPECIFIC ASSIGNMENTS FURNISHED UPON REQUEST.
                      WFA/Collateral Review Services, Inc.

-------------------------------------------------------------------------------------------------------------------------------
    LOC.           QTY ITEM                     DESCRIPTION                 COND           OLV                   FSLV
-------------------------------------------------------------------------------------------------------------------------------

     M             1 CRANE           1980, Grove Mod. RT58C, S# 46422        F          $26,000                  $15,500
-------------------------------------------------------------------------------------------------------------------------------
     M            1 TRACTOR          John Deere Mod. 650, wl 36" bush        F           $4,900                   $2,900
                                                hog, S# Unk
-------------------------------------------------------------------------------------------------------------------------------
     M            1 CRAWLER         1994, Komatsu Mod. D37P-5, rops, 4       G          $27,000                  $19,000
                    DOZER           way blade, w/Allied winch, S# 3228
-------------------------------------------------------------------------------------------------------------------------------
     M             1 CRANE           1976, Manitowoc Mod, 4100W Vicon        G         $895,000                 $790,000
                                     crawler crane, 100'boom, 40' jib,
                                     Martin Decker TOTCO, high gantry,
                                       and etc., S# 413053, complete
                                              rebuilt in 1998
-------------------------------------------------------------------------------------------------------------------------------
     M          1 LOT/SPREADER             11 various heavy duty             G          $13,200                   $7,900
                     BARS                  spreader/lifting bars
-------------------------------------------------------------------------------------------------------------------------------
     M          1 MANIPULATOR       Ransome Mod. 12x3012'vertical, 30'       G          $27,700                  $16,000
                                           horizontal, S# 628199
-------------------------------------------------------------------------------------------------------------------------------
     M             1 CRANE           Gaffey 30 ton double beam gantry        G          $27,000                  $18,500
                                    crane,electric pendent control, 75'
                                      beam, mounted on tracks, S# Unk
-------------------------------------------------------------------------------------------------------------------------------
     M         1 LOT/PIPE ROLLS      Includes the following: I-Ransome       F          $46,000                  $27,600
                                      10000 lb. power roll, 11-idler
                                             rolls, S#'sUnk.,
-------------------------------------------------------------------------------------------------------------------------------
     M             1 CRANE          1998, Manitowoc Mod. 2250, crawler       G       $1,485,000               $1,350,000
                                         crane, 180'boom, 40' jib,
                                                S# 2251023
-------------------------------------------------------------------------------------------------------------------------------
     M          1 MANIPULATOR         Shop made torch/manipulator, on        F           $5,100                   $3,060
                                    steel platform and70' of rail track
-------------------------------------------------------------------------------------------------------------------------------
                 1 PIPE ROLLER       To include the following: 1-Pipe        G          $25,500                  $15,300
                    SYSTEM             roller system w/ 32-24" steel
                                     rollers, 1- hydraulic winch, 175'
                                       double I-beams, 2-pipe roller
                                    movers, mounted on 40' rail track,
                                               all shop made
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    ME-1
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER             Thermal Arc Pak 40, S# Unk           G           $2,920                   $1,750
-------------------------------------------------------------------------------------------------------------------------------
   NI              2 WELDER           Miller Deltaweld 452, S#'s Unk         G           $2,705                   $1,625
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER               ProfaxP-300SG, S#'sUnk             G           $1,100                     $660
-------------------------------------------------------------------------------------------------------------------------------
   NI                1PIPE          Ridgid Mod. 535, w/ tools and dies       G           $2,000                   $1,200
                   THREADER
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE              1971, Manitowoc 4100 Vicon,          G         $295,000                 $225,000
                                    150'boom, 30'jib, crawler crane, S#
                                                   41054
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE              1983, Manitowoc 3900 Vicon,          G         $345,000                 $285,000
                                    140'boom, 30'jib, crawler crane, S#
                                                  391285
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 BRIDGE            Gaffey 10 ton double beam, 55',        G          $16,200                   $9,720
                    CRANE          electric pendent control, w/ Shaw box
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 BRIDGE          Landel 5 ton double beam,                G           $8,640                   $5,785
                    CRANE           55', electric pendent
                                    control, w/ Shaw box
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 BRIDGE             Robbins & Myers 10 ton double         G          $16,200                   $9,720
                    CRANE           beam, 55', electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 BRIDGE           Landel 10 ton double beam, 55',         G          $11,800                   $7,130
                    CRANE                electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   NI            1 LOT MISC.         Includes the following: Shop made       G          $58,400                  $35,040
                  EQUIPMENT         pipe loading rack approx. 100' long
                                    w/rails and 20-24" rollers electric
                                      drive, l-shop made pipe cutter,
                                      1-drill press, 1-Rigid 535 pipe
                                    threader, 1-Carolina CBT -5-1200 50
                                    ton H-frame press, 1 -anvil, 3-work
                                      tables, 3-panjiris positioners
                                    (small), 2-shop made positioners, 1
                                    -lot of 10000 lb. Idlers no make a
                                   model visible, 1 -2 ton jib w/Wright
                                              Elevator hoist.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    ME-9
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   NI              1 SHEAR            HTC Mod. 500-10A,10' deck, max         G          $28,080                  $16,850
                                              1/2" S#A1075930
-------------------------------------------------------------------------------------------------------------------------------
   NI          1 LOT TURNING        To include the following: 1-200 ton      G          $53,000                  $31,800
                   ROLLS            Ransome power turning roll, 2-200
                                            ton Ransome idlers
-------------------------------------------------------------------------------------------------------------------------------
   NI            1 FORKLIFT          1986 Clark Mod.CCS30MB, 5000 lb.        G           $6,000                   $3,600
                                       lift, S# G138MB-0048-5521-FA
-------------------------------------------------------------------------------------------------------------------------------
   NI           1 LOT MISC.         Includes the following: 2- 5 ton jib    F/P          $6,815                   $4,090
                 EQUIPMENT            cranes, l-1 ton jib crane, 5-24"
                                    fans, jack stands, steel work tables,
                                         8 old roller & idler, etc.
-------------------------------------------------------------------------------------------------------------------------------
   NI         2 BRIDGE CRANE         Landel 10 ton, double beam, 75',        G          $28,560                  $17,135
                                         electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   NI            1 BRIDGE             Landel 5 ton, double beam, 75',        G           $9,180                   $5,510
                   CRANE                  electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   NI           4 BRIDGE             Gaffey 25 ton, double beam, 75',        G         $107,200                  $64,320
                  CRANE                  electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   NI              1                Shop made 20'x30' electric powered       G           $4,000                   $2,400
                 PIPE               pipe rail trolley w/ Kone 2 ton hoist
               TROLLEY
-------------------------------------------------------------------------------------------------------------------------------
   NI         1 PLATE ROLL          Bertsch Mod. 24, S# Unk, 13/4" max       G         $225,000                 $160,000
-------------------------------------------------------------------------------------------------------------------------------
   NI         1 PLATE ROLL            Bertsch Mod. 34, S# Unk, 4" max        G         $420,000                 $335,000
-------------------------------------------------------------------------------------------------------------------------------
   NI        I MANIPULATOR          AronsonMod. S 16VR47CL-SK, 30'x20'       G          $50,000                  $30,000
                                    sub arc, w/ dual head Lincoln NA-3N
                                      wire feed, l-Lincoln AC-1200,1
                                     Lincoln DC-1500, on track system
-------------------------------------------------------------------------------------------------------------------------------
   NI         2 TURNING                Wire Weld 12000 lb., 2-power          G           $8,105                   $4,865
                 ROLLS                       rolls & 2 idlers
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    ME-9
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   NI           1 MANIPULATOR       20'x20' manipulator sub arc, Mod.        G          $44,000                  $26,400
                                       Unk, w/ single head Lincoln
-------------------------------------------------------------------------------------------------------------------------------
   NI           1 PIPE WELDING       To include the following: Shop made     G         $400,000                 $250,000
                    SYSTEM           75x35' grated platform w/12 Ransome
                                      power rollers, 3 sets Ransome pipe
                                     kickers, I Ransome Rerounder, 16 24"
                                       rollers, 19'x35' manipulator on
                                    rails, 3 -Lincoln AC-1200, 3-Lincoln
                                    DC-1000, 4-Lincoln NA-3N wire feeds,
                                     4 Invincible Flux Recovery System,
                                         4-5 ton CM electric, hoist
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER           Linde VCR801 CV, S# Unk                G          $11,120                   $6,675
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER              Miller CP-300, S# Unk               G           $1,350                     $810
-------------------------------------------------------------------------------------------------------------------------------
   NI              5 WELDER           Miller CP-250 TS, S#'s Unk             G           $5,940                   $3,535
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER            Miller CP-252 TS, S# Unk              G           $1,215                     $725
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER             Miller SRH 444, S# Unk               G             $540                     $325
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CUTTING          ESAB Slicer,14' pattern cutting        G         $115,000                  $75,000
                    SYSTEM            system w/ 3 computer controlled
                                      heads, 50' rail track, no table
-------------------------------------------------------------------------------------------------------------------------------
   NI           1 MANIPULATOR       Ransome 12'x12' sub arc, w/ single       G          $24,840                  $14,905
                                       head Lincoln NA-3N wire feed,
                                       1-Lincoln AC-1000,1-Ideal Arc
                                    DC-1000 Invincible Flux Recovery
                                           System, S# 628199
-------------------------------------------------------------------------------------------------------------------------------
   NI           1 PIPE WELDING        Includes the following: 14'x90'        G         $145,000                 $100,000
                    SYSTEM          grated platform, w/8 power rollers,
                                      1-20'x20' manipulator, 3-Lincoln
                                         NA-3N wire feeds, l-Lincoln
                                         AC-1200,1-Lincoln DC-1000,
                                      Invincible Flux Recovery System,
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                          1-side rail w/ Lincoln
                                    DC-1000,1-Lincoln NA -3N wire feed
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   ME-10
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   NI              2 WELDER             Miller CP-250 TS, S#'s Unk           G           $2,375                   $1,425
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER               Lincoln DC-400, S# Unk             G           $1,350                     $810
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 WELDER               L-Tec V1-360-1, S# Unk             G             $720                     $435
-------------------------------------------------------------------------------------------------------------------------------
   NI          1 PIPE THREADER        Ridgid Mod 535 w/ dies & tools         G           $2,000                   $1,200
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 BANDSAW           Jet Mod. HBS-1018W, horizontal         G           $2,200                   $1,315
                                                  bandsaw
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE          Manitowac, 1976, 4100W Vicon crawler     G         $890,000                 $785,000
                                      crane, 140'boom, 30' jib, high
                                    gantry, S# 413052, complete rebuilt
                                                   1998
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE             Manitowac, 1982, 4000W Vicon          G         $340,000                 $290,000
                                     crawler crane, 160'boom, S# 40733
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE          Manitowac, 1970, 4000W Vicon crawler     G         $925,000                 $800,000
                                    crane, 160'boom, 30' jib, S# 40345,
                                          complete rebuilt (1999)
-------------------------------------------------------------------------------------------------------------------------------
   NI              1 CRANE            Manitowac, 1969, 4000W, crawler        G         $275,000                 $195,000
                                         crane, 160'boom, S# 40257
-------------------------------------------------------------------------------------------------------------------------------
   NI           1 BRIDGE CRANE       Aceco 10 ton, double beam, 45',         G           $8,100                   $4,860
                                        electric pendent control,
-------------------------------------------------------------------------------------------------------------------------------
   NI                1AIR            Ingersol Rand 5 hp, vertical tank       F             $500                     $300
                  COMPRESSOR
-------------------------------------------------------------------------------------------------------------------------------
   NI             1 ROD OVEN             Keef Mod. R-1000, S# Unk            G             $700                     $420
-------------------------------------------------------------------------------------------------------------------------------
                                          SUB-TOTAL (NEW IBERIA)                     $9,148,965               $7,158,350
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   ME-12
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   APS            1 FURNACE            1976, Huber Construction Co.          G         $125,000                  $80,000
                                     15'x15'x50' gas fired car bottom
                                      stress relieving furnace, 2000
                                    degree, w/Brady & Honeywell control
                                      center PLC controls, track load
-------------------------------------------------------------------------------------------------------------------------------
   APS             1 CRANE            1979, Galion Mod. 150-A, 15 ton        F          $14,800                   $8,880
                                                RT, S# 8097
-------------------------------------------------------------------------------------------------------------------------------
   APS            30 TURNING           30 sets of Panjiris & Aronson         F         $364,500                 $218,700
                    ROLLS             power turning rolls and idlers,
                                           average size 50 tons
-------------------------------------------------------------------------------------------------------------------------------
   APS           1 PLATE ROLL            Bertsch Mod 34, S# M8742            G         $430,000                 $340,000
-------------------------------------------------------------------------------------------------------------------------------
   APS            2 BURNERS         Cypress Weld hole burners, mounted       G          $10,500                   $6,300
                                     on shop made 12'x12' manipulator
-------------------------------------------------------------------------------------------------------------------------------
   APS            1 CUTTING             ESAB Avenger #1-12 pattern           G         $108,000                  $64,800
                    SYSTEM             burner, S# 96-V152-4179, w/ 7
                                       heads, Vision 2000 controls,
                                            50'x12' water table
-------------------------------------------------------------------------------------------------------------------------------
   APS            2 BRIDGE           Landel 50 ton, double beam, 70',        G          $85,000                  $55,000
                    CRANE                     pendent control
-------------------------------------------------------------------------------------------------------------------------------
   APS            1 BRIDGE           Landel 10 ton, double beam, 70',        G          $14,280                   $8,570
                    CRANE                electric pendent control
-------------------------------------------------------------------------------------------------------------------------------
   APS             1 SHEAR            1993, AccuShear Mod. 850010,10'        G          $19,440                  $11,665
                                          deck, max 1/2", S# 1988
-------------------------------------------------------------------------------------------------------------------------------
   APS          1 MANIPULATOR       Preston Eaton 10'x10', single head       G          $11,880                   $7,130
                                      sub arc w/Miller Control 2 wire
                                     feeder, Invincible Flux Recovery
                                          System, Lincoln DC-1000
-------------------------------------------------------------------------------------------------------------------------------
                1 IRON WORKER          Piranha Mod. P90, w/dyes and          G          $14,040                   $8,425
                                           punches, S# P-90-606
-------------------------------------------------------------------------------------------------------------------------------
   APS          1 MANIPULATOR         1999, Weld Wire Mod. WW1414, S#        G          $29,120                  $17,475
                                      99S3991,14'x14' w/four head, 3
                                     Lincoln NA -4, 1-NA-3N wire feed,
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                    1-LinclonAC-1200, 1-Lincoln
                                               DC-1000.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   ME-13
-------------------------------------------------------------------------------------------------------------------------------

                      "OILFIELD BARGES, INC. LEASED PARCEL"
                         (17.22 ACRES, WATERFRONT TRACT)
                         COMPARABLE LAND SALES ANALYSIS

                                    [OMITTED]

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (Continued)


LAND VALUE ESTIMATE "OBI LEASED PARCEL"

The sales analysis grid on the preceding page indicates a wide unit value range for the "Oilfield Barges, Inc. or OBI Leased Parcel" of $45,095 to $60,368 per acre.

Although this parcel is located at the south end of "The Port", it has good industrial utility. It has+/-380 feet of frontage on the east side of Cornelius
P. Voorhies Road and also fronts (+/-715 feet), on the west side of this 80-foot public right-of-way. Two boat slips ("Slip No. 1", "Slip No. 4") jut into the western boundary. Frontage along the eastern shoreline of the Commercial Canal totals+/-360 feet.

Based upon the analysis, the appraiser has concluded a market value estimate of $50,000 per acre as the unit value of the underlying land of the "Oilfield Barges, Inc. Leased Parcel" assuming it were unencumbered by lease.


"OBI LEASED PARCEL" - LAND VALUE SUMMARY:

+/-17.22 ACRES @ $50,000 PER ACRE                                     = $861,000



ESTIMATED MARKET VALUE OF
U NCUMBERED FEE SIMPLE INTEREST
IN THE "OBI LEASED PARCEL"
CONSIDERED "AS IF VACANT LAND" AND
"A$ UNENCUMBERED BY LEASE" I                      -SAY-                 $860,000
                                                                        --------


                                      11-45

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (CONTINUED)


LAND VALUE ESTIMATE "UNIVERSAL PARTNERS PARCEL"

COMPARABLE LAND SALE NOS. 1 THRU 5 are market oriented sales of non-waterfront or "dry" tracts located inside "The Port" neighborhood or adjacent comparable neighborhoods. These five land sales are utilized in the valuation of the "UNIVERSAL PARTNERS" Parcel. This portion of the appraised property is the only non-waterfront or "dry" tract and Comparable Land Sale Nos. 1 thr~ 5 are considered reliable indicators of value.

The "Universal Partners" Parcel is located adjacent to "The Port of Iberia" which is comparable to the locations of COMPARABLE LAND SALE NOS. 2 THRU 4.

COMPARABLE LAND SALE NO. 3 is the purchase of an adjacent 16.46 acre tract by "Omega Services". According to the President (Thomas Granger) of "Omega", the company had to have this parcel to expand its fabrication yard. The price paid was excessive (approximately "double the market price" according to Mr. Granger). Based upon an analysis of comparative data (COMPARABLE LAND SALE NOS. 1, 2 AND 4), IT would support a+/-50% to+/-60% downward adjustment of "CONDITIONS OF Sale" to COMPARABLE LAND SALE NO. 3.


COMPARABLE LAND SALE NO. 5 is considered to have a superior location (closer to U.S. Highway 90) and must be adjusted down for this superior feature. The size of the location adjustment is derived by comparing COMPARABLE LAND SALE NO. 5 to the adjusted values of the other four sales. COMPARABLE LAND SALE NO. 5 is also much larger than the appraised site requiring a downward adjustment.

The bales analysis grid on the preceding page indicates a unit value range for the "Universal Partiers" Parcel of $7,899 to $9,231 per acre.

        i

A current listing in the immediate area is a 9.5 acre site fronting Port Road on the north side of the railroad right-of-way between Curtis Lane and Lewis Street across from Allen Process Systems. This site is wooded and is currently offered at $95,000 by Pelican Real Estate or $10,000 per acre.

Based upon the analysis, due to the irregular shape of the western boundary line and because a trap mission line servitude encumbers a portion of the property, the appraiser has concluded a mar ket value estimate of $8,000 per acre as the unit value of the underlying land of the "Universal Partners Parcel". "UNIVERSAL

PARTNERS PARCEL" - LAND VALUE SUMMARY:
+/-9.16 ACRES @ $8,000 PER ACRE   = $76,480
ESTIMATED MARKET VALUE OF
U NCUMBERED FEE SIMPLE INTEREST
IN THE "UNIVERSAL PARTNERS PARCEL"
CONSIDERED "AS IF VACANT LAND"                 -say-                     $76,000
                                                                         -------

                                 SITE VALUATION
                  SITES "AS IS VACANT & UNENCUMBERED BY LEASES"
                                   (Continued)


SUMMARY OF LAND VALUE ESTIMATES RECAPITULATION - LAND VALUES (ROUNDED):

"WEST YARD - NORTH PARCEL" OWNED PARCEL:
+/-66.61 acres @ $30,000 per acre                =                    $2,000,000

"WEST YARD - SOUTH PARCEL" OWNED PARCEL:
+/-27.79 acres @ $40,000 per acre                =                    $1,110,000

"EA~T YARD - NORTH PARCEL" OWNED PARCEL:
+/-28.0 acres @ $45,000 per acre                 =                    $1,260,000

"EAST YARD - SOUTH PARCEL"OWNED PARCEL:
+19.43 acres @ $45,000 per acre                  =                      $880,000

"ALLEN PROCESS SYSTEMS" LEASED PARCEL:
+/-20.585 acres @ $50,000 per acre               =                    $1,030,000

"OBI" LEASED PARCEL
+17.22 acres @ $50,000                           =                      $860,000

"UNIVERSAL PARTNERS" OWNED PARCEL:
+9.56 acres @ $8,000 per acre                    =                       $76,000

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                    EAST YARD - NORTH PARCEL LEASED PROPERTY


        BREAKDOWN METHOD ANALYSIS


     CONTRIBUTORY VALUE OF BUILDINGS IMPROVEMENTS
39,448 S.F. @                       $9.05 IS.F. AVG.
                                                                                               --------------------
     TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                                                $357,000

-------------------------------------------------------------------------------------------------------------------
     LESS: ESTIMATED DEFERRED MAINTENANCE                                                             -$50,000

     CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
                        Steel and Timber Bulkheads & Stabilized Areas
     TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                                                    $440,000

     CONTRIBUTORY VALUE OF CRANE SYSTEMS                                                               $60,000

     CONTRIBUTORY SITE VALUE
                              28.000 Acres @ $45,000.00 /Acre                                       $1,260,000
                                                                                               --------------------

     TOTAL                                                                                          $2,067,000

     TOTAL ESTIMATED CURRENT MARKET VALUE
     OF UNENCUMBERED FEE SIMPLE INTEREST
     IN 'EAST YARD-NORTH PARCEL LEASED PROPERTY
     VIA SALES COMPARISON APPROACH TO VALUE                                         -say-           $2,070,000

                                RECAPITULATION OF
                       SALES COMPARISON APPROACH TO VALUE
                    EAST YARD - SOUTH PARCEL LEASED PROPERTY


BREAKDOWN METHOD ANALYSIS

 CONTRIBUTORY VALUE OF BUILDINGS IMPROVEMENTS
           14,994 S.F. @        $11.50 /S.F. AVG.
  TOTAL CONTRIBUTORY VALUE OF BUILDING IMPROVEMENTS                                    $172,400

  LESS: ESTIMATED DEFERRED MAINTENANCE                                                 -$10,000

  CONTRIBUTORY VALUE OF SITE IMPROVEMENTS
     STEEL BULKHEAD & STABILIZED AREAS
  TOTAL CONTRIBUTORY VALUE OF SITE IMPROVEMENTS                                        $350,000

CONTRIBUTORY VALUE OF CRANE SYSTEMS                                                     $25,000

  CONTRIBUTORY SITE VALUE

           19.530 ACRES @ $45,000.00 /ACRE                                              $880000
                                                                                        -------

TOTAL                                                                                $1,417,400

TOTAL ESTIMATED CURRENT MARKET VALUE
OIL UNENCUMBERED FEE SIMPLE INTEREST
IN EAST YARD-SOUTH PARCEL LEASED PROPERTY
VI#1 SALES COMPARISON APPROACH TO VALUE                   -SAY-                      $1,420,000
                                                                                     ----------

--------------------------------------------------------------------------------------------------------------------
       QTY ITEM                    Description                  COND           OLV                    FSLV
--------------------------------------------------------------------------------------------------------------------
       1 CRANE         1976, Manitowoc Mod. 4100W Vicon          UKN            $700,000            $645,000
                       crawler crane, I OOP boom, 40' jib,
                       Martin Decker TOTCO, high gantry,
                       etc, S#413053,. complete rebuild 1998
--------------------------------------------------------------------------------------------------------------------
       1 CRANE              1998, Manitowoc Mod. 2250,           UKN          $1,100,000            $960,000
                        crawler crane, 180' boom, 40' jib, S#
                        2251023
--------------------------------------------------------------------------------------------------------------------
       1 CRANE          1971, Manitowoc 4100 Vicon,              UKN            $270,000            $210,000
                        150'boom, 30'jib, crawler crane, S#
                        41054
--------------------------------------------------------------------------------------------------------------------
       1 CRANE          1983, Manitowoc 3900 Vicon, 140'         UKN            $275,000            $210,000
                        boom, 30' jib, crawler crane, S#
                        391285
--------------------------------------------------------------------------------------------------------------------
     1 PLATE ROLL        Bertsch Mod. 34, S# Unk, 4" max         UKN            $300,000            $205,000
--------------------------------------------------------------------------------------------------------------------
    1PIPE WELDING      To include the following: Shop made       UKN            $270,000            $175,000
        SYSTEM         75'x 35' grated platform w/(12)
                       Ransome power rollers, (3) sets
                       Ransome pipe kickers, (1) Ransome
                       Rerounder, (16) 24" rollers, (1)9' x
                       35' manipulator on rails, (3) Lincoln
                       AC-1200, (3) Lincoln DC-1000, (4)
                       Lincoln NA-3N wire feeds, (4)
                       Invincible Flux Recovery Systems, (4)
                       5 ton CM electric hoist
--------------------------------------------------------------------------------------------------------------------
       1 CRANE          1976, Manitowac4100W Vicon crawler       UKN            $720,000            $550,000
                       crane, 1401 boom, 30'jib, high
                       gantry, S# 413052, complete
                       refurbish 1998
--------------------------------------------------------------------------------------------------------------------
       1 CRANE             1982, Manitowac 4000W Vicon           UKN            $320,000            $275,000
                         crawler crane, 160'boom, S# 40733
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
       1 CRANE          1970, Manitowac 4600W Vicon crawler    UKN              $600,000            $450,000
                        crane, 160' boon, 30 jib, S# 40345,
                        complete refurbish 1999
--------------------------------------------------------------------------------------------------------------------
       1 CRANE           1969, Manitowac 4000W, crawler        UKN              $195,000            $110,000
                         crane, 16V boom, S#40257
--------------------------------------------------------------------------------------------------------------------
                                                                                                        ME-1
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
   30 TURNING ROLL      Panjiris $ Aronson power turning       UKN              $360,000            $320,000
         SETS           rolls and idlers, average size 50 ton
--------------------------------------------------------------------------------------------------------------------
     1 PLATE ROLL          Bertsch Mod. 34, S# M8742           UKN              $300,000            $205,000
--------------------------------------------------------------------------------------------------------------------
                                     TOTAL                                    $5,410,000          $4,315,000
--------------------------------------------------------------------------------------------------------------------
                                                                                                        ME-2
--------------------------------------------------------------------------------------------------------------------